Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

MultiCell Technologies, Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-127553 and 333-162031) of MultiCell Technologies, Inc. of our report dated February 28, 2012 with respect to the consolidated financial statements of MultiCell Technologies, Inc., for the year ended November 30, 2011.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

February 28, 2012